PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

 (Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

February 28, 2017

FORTEM RESOURCES INC.

PRO-FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited – Prepared by Management)

(Expressed in U.S. Dollars)

AS AT FEBRUARY 28, 2017

	Fortem February 28, 2017	Black Dragon April 11, 2017	Note	Pro-forma Adjustments	Pro-forma Consolidated February 28, 2017
	$	$		$	$
Assets

Current
Cash	429,481	-	2	(100,000)	209,618
			3(b)	(119,863)
Receivables	27,103	-		-	27,103
Prepaid expenses	24,099	-		-	24,099
	480,683	-		(219,863)	260,820

Deposit	33,082	-		-	33,082
Due from related party	-	-	3(b)	119,863	-
			3(c)	(119,863)
Equipment	54,956	-		-	54,956
Oil and gas properties, full cost method	59,294,286	119,863	2	39,677,306	123,578,323
			2	24,486,868

	59,863,007	119,863		63,944,311	123,927,181

Liabilities

Current
Accounts payable and accrued liabilities	308,581	26,355	2	10,951	345,887
Loan payable	54,722	-		-	54,722
Advance payable	4,058	119,863	3(c)	(119,863)	4,058
Due to related parties	108,831	-		-	108,831
Note payable	18,825	-		-	18,825
Derivative liabilities	2,590,477	-		-	2,590,477
	3,085,494	146,218		(108,912)	3,122,800

Asset retirement obligation	24,546	-		-	24,546
Deferred tax liabilities	15,782,937	-	2	24,486,868	40,269,805
	18,892,977	146,218		24,377,956	43,417,151

Shareholders' equity
Capital stock	50,428	-	2	20,000	70,428
Members' capital	-	-		-	-
Additional paid in capital	41,757,885	-	2	39,520,000	81,277,885
Obligation to issue shares	6,000,000	-		-	6,000,000
Share subscriptions receivable	(110,000)	-		-	(110,000)
Accumulated other comprehensive loss	(383,257)	-		-	(383,257)
Accumulated deficit	(6,345,026)	(26,355)	2	26,355	(6,345,026)
	40,970,030	(26,355)		39,566,355	80,510,030

	59,863,007	119,863		63,944,311	123,927,181

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.

PRO-FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(Unaudited – Prepared by Management)

(Expressed in U.S. Dollars)

PERIOD ENDED FEBRUARY 28, 2017

	Fortem Resources For the year ended February 28, 2017	Black Dragon For the period ended April 11, 2017	Note	Pro-forma Adjustments	Pro-forma Consolidated
	$	$		$	$

Expenses
Consulting fees	70,592	-		-	70,592
Depreciation	3,409	-		-	3,409
Management fees	233,786	-		-	233,786
Office	51,373	-		-	51,373
Professional fees	149,702	26,355		-	167,171
	(508,862)	(26,355)		-	(526,331)

Interest income	251	-		-	251
Accretion expense	(202,263)	-		-	(202,263)
Gain on settlement of debt	79,239	-		-	79,239
Loss on settlement of convertible debt	(1,309,022)	-		-	(1,309,022)
Interest expense	(16,871)	-		-	(16,871)
Financing fee	(73,621)	-		-	(73,621)
Foreign exchange gain	271,294	-		-	271,294
Gain on write-off of accounts payable	215,348	-		-	215,348
Change in fair value of derivative liability	(1,197,268)	-		-	(1,197,268)
	(2,232,913)	-		-	(2,232,913)

Net loss for the year	(2,741,775)	(26,355)		-	(2,759,244)

Foreign currency translation	(249,977)	-		-	(249,977)

Comprehensive loss for the year	(2,991,752)	(26,355)		-	(3,009,221)

The accompanying notes are integral part of these pro-forma consolidated financial statements.

FORTEM RESOURCES INC.

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

(Expressed in U.S. Dollars)

FEBRUARY 28, 2017

1.

BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated financial statements of Fortem Resources Inc. ("Fortem" or the “Company”) have been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) from information derived from the unaudited pro-forma consolidated financial statements of Fortem and the financial statements of Black Dragon Energy, LLC (“Black Dragon”) together with other information available to the Company. In the opinion of the Company's management, the pro-forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions as described below.

The unaudited pro-forma consolidated financial statements are not necessarily indicative of the financial position or results of operations which would have resulted if the combination had actually occurred as set out in Note 2.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the February 28, 2017 unaudited pro-forma consolidated financial statements of Fortem which included the acquisition of                  Colony Energy, LLC, the February 28, 2017 audited financial statements of Fortem and the April 11, 2017 audited financial statements of Black Dragon.

2.

PRELIMINARY PURCHASE PRICE ALLOCATION

In April 2017, the Company entered into and closed a Membership Interest Purchase Agreement with two arm’s length vendors to acquire all membership interests of Black Dragon, a Nevada limited liability company. Black Dragon has the right to acquire a 75% working interest in and to certain leases, hydrocarbons, wells, agreements, equipment, surface rights agreements and assignable permits totaling approximately 165,000 acres (258 sections) at an 80% net revenue interest, located in the Moenkopi formation of the Carbon and Emery Counties, Utah (“Black Dragon Property”).

In consideration for the acquisition of Black Dragon, the Company issued an aggregate of 20,000,000 shares of its common stock to the two vendors on the closing date (issued at a fair value of $39,540,000) and paid $100,000 prior to the closing as a non-refundable deposit.

The assets and liabilities of Black Dragon assumed on the acquisition are as follows:

$
Oil and gas properties	119,863
Accounts payable and accrued liabilities	(26,355)
Advance payable	(119,863)

Net liabilities	(26,355)

The total consideration for the acquisition is as follows:

$
Value of shares issued	39,540,000
Cash paid	100,000
Transaction costs	10,951
39,650,951
Add: net liabilities	26,355

Consideration paid over the net liabilities of Black Dragon	39,677,306

The consideration paid plus the net liabilities of Black Dragon has been added to the oil and gas property to reflect the fair value of the Black Dragon Property.

As a result of the acquisition, the Company recorded a deferred tax liability of $24,486,868.

FORTEM RESOURCES INC.

NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Prepared by Management)

(Expressed in U.S. Dollars)

FEBRUARY 28, 2017

3.

PRO-FORMA TRANSACTIONS

The pro-forma consolidated financial statements have been prepared based on the following assumptions:

a)

The unaudited pro-forma consolidated statement of financial position gives effect to the acquisition as if it had occurred on February 28, 2017.  The unaudited pro-forma consolidated statement of comprehensive loss gives effect to the acquisition as if it occurred on the first day of the period presented.

b)

Fortem advanced $119,863 as a loan to Black Dragon.

c)

The intercompany loan mentioned in 3(b) above has been eliminated.